Exhibit 4

                                OPTION AGREEMENT


           THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of January 28, 2000, by and between Paragon Trade Brands, Inc., a Delaware corporation (the "Company"), and PTB Acquisition Company, LLC, a Delaware limited liability company (the "Grantee").

                                    RECITALS

           WHEREAS, simultaneously herewith the Company has been reorganized pursuant to a Modified Second Amended Plan of Reorganization, dated as of January 13, 2000 (the "Plan"), approved by the United States Bankruptcy Court of the Northern District of Georgia (the "Bankruptcy Court") in Chapter 11 case no. 98-60390 (the "Case");

           WHEREAS, in accordance with the Plan, and as contemplated by a Stock Purchase Agreement, dated as of November 16, 1999 (the "Stock Purchase Agreement"), the Grantee (together with its assignees) is today purchasing from the Company, and the Company is today issuing and selling to the Grantee (together with its assignees), up to 11,712,635 newly issued shares (the "Purchased Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock");

           WHEREAS, the Stock Purchase Agreement provides that the Company and the Grantee shall enter into an option agreement which provides for the matters specified in Section 12 of the Stock Purchase Agreement; and

           WHEREAS, in connection with the purchase of the Purchased Shares, the Company, the Grantee and certain other persons are today entering into a Stockholders Agreement (the "Stockholders Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement");

           NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained in this Option Agreement, the parties to this Option Agreement, intending to be legally bound, agree as follows:

           1. Certain Definitions. Capitalized terms used but not defined in this Option Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

           2. Grant of Option. Subject to the terms of this Option Agreement, the Company hereby grants to the Grantee an irrevocable option (the "Option") to
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purchase, out of the authorized but unissued shares of Common Stock, 2,500,000 shares of Common Stock (subject to adjustment as set forth herein, the "Option Shares") as of the first date, if any, upon which an Exercise Event (as defined in Section 4(b) of this Option Agreement) occurs, at a price per Option Share equal to $10.00 per share (as adjusted as set forth herein, the "Exercise Price").

           3. Term. The Option shall terminate on the first anniversary of the date hereof, unless on or prior to such date, an Exercise Event (as defined below) shall have occurred. If an Exercise Event shall have occurred on or prior to first anniversary of the date hereof, this Option shall terminate, unless theretofore exercised, on the first anniversary of the Exercise Event. The date on which this Option terminates is referred to as the "Termination Date." This Option may not be exercised prior to the occurrence of an Exercise Event.

           4.   Exercise of Option.

                (a) The Grantee may exercise the Option, in whole or in part, at any time on or before the Termination Date following the occurrence of an Exercise Event. Notwithstanding the occurrence of the Termination Date, the Grantee shall be entitled to purchase those Option Shares with respect to which it has validly exercised the Option in accordance with the terms hereof prior to the Termination Date.

                (b) As used herein, an "Exercise Event" shall mean the exercise by the Company, Paragon Trade Brands International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("PTBI"), or any other person controlling, controlled by or under common control with the Company (an "Exercising Person"), of PTBI's option to acquire up to an additional 34% interest in Groupo P.I. Mabe, S.A. de C.V., a Mexican corporation ("Mabesa") pursuant to an option existing as of the date of this Option Agreement (the "Mabesa Option"). For purposes hereof, the Exercise Event shall be deemed to have occurred on the date on which the Company's (or PTBI's or such other Exercising Person's) Board of Directors shall authorize or approve the exercise of the Mabesa Option. The Company shall promptly notify the Grantee in writing of the occurrence of an Exercise Event. The foregoing notwithstanding, the Company's Board of Directors may, by written notice (a "Conditional Notice") to the Grantee, inform the Grantee that it (or PTBI or another Exercising Person) intends to exercise the Mabesa Option but only if the Grantee intends to exercise this Option, in which event the Exercise Event shall be deemed to have commenced on the date that the Grantee receives the Conditional Notice. If the Grantee elects to exercise this Option following the delivery of a Conditional Notice, the Company must, unless otherwise required by law or other legal impediment or expressly permitted by the Grantee, at its sole discretion, exercise (or cause PTBI or another Exercising Person to exercise) the Mabesa Option.
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                (c) In the event the Grantee wishes to exercise the Option, the
Grantee shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") stating that it is exercising the Option. The closing of the purchase of such Option Shares (the "Closing") shall take place at the Company's corporate headquarters, or at such other place as the Grantee and the Company may agree on the earliest date practicable, in view of the need of the Company to comply with the terms of Article 5 (Limited Preemptive Rights) of the Company's Amended and Restated Certificate of Incorporation, but in no event sooner than 30 days following the Notice Date (the date on which the Closing takes place is referred to herein as the "Closing Date"); provided, however, that: (i) if such purchase cannot be consummated by reason of any applicable law, regulation, order, judgment, decree or other legal impediment, the Closing Date may be extended by the Grantee or the Company to a date not more than 10 days after the date on which such impediment is removed; and (ii) if prior notification to or approval of any governmental authority is required (or if any waiting period must expire or be terminated) in connection with such purchase, the Grantee shall promptly cause to be filed the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with the Grantee in the filing of any such notice or application required to be filed by the Grantee and the obtaining of any such approval required to be obtained by the Grantee), and the Closing Date may be extended by the Grantee or the Company to a date not more than 10 days after the date on which any required notification has been made, approval has been obtained or waiting period has expired or been terminated.

                (d) Notwithstanding anything else herein to the contrary, the exercise of the Option and the purchase of Option Shares shall be subject to (x) compliance with applicable laws and regulations, which may, among other things, prohibit the purchase of all or a portion of the Option Shares without first obtaining or making certain consents, approvals, orders, notifications or authorizations, and (y) the absence of any preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such exercise or purchase.

           5.   Payment and Delivery of Certificates.

                (a) On the Closing Date, the Grantee shall pay to the Company by wire transfer in immediately available funds to a bank account designated by the Company an amount equal to the Exercise Price multiplied by the number of Option Shares purchased on such Closing Date.

                (b) At the Closing, simultaneously with the delivery of immediately available funds as provided in Section 5(a) of this Option Agreement, the Company shall deliver to the Grantee or its designee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear
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of all liens, security interests, charges or other encumbrances (collectively, the "Encumbrances") other than Encumbrances under applicable law.

                (c) Certificates for the Option Shares delivered at the Closing shall be endorsed with a restrictive legend (in addition to any legend required under applicable state securities laws) that shall read substantially as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW GOVERNING THE OFFER OR SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

      IN ADDITION, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE TERMS OF A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF ________ __, 2000. A COPY OF SUCH AGREEMENTS WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

A new certificate or certificates evidencing the same number of shares of Common Stock will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear the first paragraph of such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to the Company a copy of a letter from the Staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

           6.   Adjustment Upon Changes in Capitalization, etc.

                (a) In the event of any change in the Common Stock issued and outstanding by reason of a distribution, reclassification, stock dividend, split-up (including a reverse stock split), combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that the Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received upon exercise of the Option if the
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Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                (b) If the Company shall enter into an agreement (i) to consolidate, exchange shares or merge with any person, and, in the case of a merger, shall not be the continuing or surviving corporation, (ii) to permit any person to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the common shares and common share equivalents of the Company outstanding immediately after the merger, or (iii) to sell, lease or otherwise transfer all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made in the agreement governing such transactions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, become exercisable for the stock, securities, cash or other property that would have been received by the Grantee upon exercise of the Option if the Grantee had exercised this Option immediately prior to such transaction or the record date for determining the stockholders entitled to participate therein, as appropriate.

                (c) The Grantee recognizes and understands that pursuant to
Section 5 of the Shareholders Agreement, dated the date hereof, by and among the Company, the Grantee, Co-Investment Partners, L.P., Ontario Teachers Pension Plan Board and certain individuals, the exercise of this Option by the Grantee may require the Company to provide certain other stockholders with an opportunity to subscribe for and purchase a ratable share of the Option Shares. Grantee agrees that the number of shares which may be purchased by Grantee upon exercise hereof may be reduced by the number of shares purchased by other stockholders of the Company exercising their rights under said Section 5.

           7.   Representations and Warranties.

                (a) The Company hereby represents and warrants to the Grantee that it has taken all necessary action to authorize and reserve for issuance and subject to applicable law to permit it to issue, and at all times from the date of this Option Agreement through the Termination Date will have reserved for issuance upon exercise of the Option, a sufficient number of authorized shares of Common Stock for issuance upon exercise of the Option, each of which, upon issuance pursuant to this Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Encumbrances other than Encumbrances under applicable law.
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                (b) The Grantee hereby represents and warrants to the Company that the Grantee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law. Neither the Option nor any of the Option Shares will be offered, sold, pledged, or otherwise transferred except in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act, and in compliance with the terms of this Option Agreement.

           8. Listing. If at the time of the occurrence of an Exercise Event the Common Stock is (or any other securities subject to the Option are) then listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ/NMS or on any other market or exchange, the Company, upon the occurrence of an Exercise Event, shall promptly file an application to list on the New York Stock Exchange, the American Stock Exchange or NASDAQ/NMS, as the case may be, and if not then listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ/NMS on such other market or exchange the shares of the Common Stock or other securities then subject to the Option, and shall use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

           9. Stockholders and Registration Rights Agreements. The parties agree that the Grantee shall hold any Option Shares purchased by it pursuant hereto in accordance with, and that the Grantee, in respect of such shares shall be entitled to all rights and benefits under, each of the Stockholders Agreement and the Registration Rights Agreement.

           10. Replacement of Agreement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Agreement, if mutilated, the Company will execute and deliver a new Option Agreement of like tenor and date.

           11. Miscellaneous.

                (a) Extension; Waiver. At any time prior to the Termination Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Option Agreement, no action taken pursuant to this Option Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained in this Option Agreement. The waiver by any party hereto of a breach of any provision
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hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                (b) Amendment and Modification. Subject to applicable law, any term or condition hereof for the benefit of one party may be waived by the party to be protected by or entitled to enforce such provision. This Option Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                (c) Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its reasonable efforts to do all things reasonably necessary to consummate the transactions contemplated hereby.

                (d) Non-Exclusivity. The rights and remedies of the Grantee under this Option Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations and liabilities of each of the Grantee and the Company under this Option Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. The covenants and obligations of the Company and the Grantee set forth in this Option Agreement shall be construed as independent of any other agreement or arrangement between the Company, on the one hand, and the Grantee, on the other. The existence of any claim or cause of action by the Company against the Grantee or by the Grantee against the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against the Company or the Grantee, as the case may be.

                (e) Counterparts. This Option Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                (f) GOVERNING LAW AND VENUE.. THIS OPTION AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES. The parties irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Option Agreement and of the documents referred to in this Option Agreement, and in respect of the transactions contemplated by this Option Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Option Agreement or of any such document, that it is not subject to this Option Agreement or that such action, suit or proceeding may not be brought or is
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not maintainable in said courts or that the venue thereof may not be appropriate or that this Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14(g) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                (g) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by reputable overnight courier, sent by registered or certified mail, postage prepaid, or by facsimile.

           if to the Grantee:

           PTB Acquisition Company, LLC
           c/o Wellspring Capital Management, LLC
           620 Fifth Avenue
           New York, NY 10020-6064
           Attention: David C. Mariano
           Fax:  (212) 332-7575

           with copies to:

           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York  10019-6064
           Attention: Robert D. Drain, Esq.
           Fax:  (212) 757-3990

           if to the Company:

           Paragon Trade Brands, Inc.
           180 Technology Parkway
           Norcross, GA 30092
           Attention: General Counsel
           Fax: (678) 969-4959

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                (h) Entire Agreement. This Option Agreement, the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights
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Agreement collectively constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Option Agreement.

                (i) No Third Party Beneficiaries. This Option Agreement is not intended to confer upon any person other than the parties to this Option Agreement any rights or remedies under this Option Agreement.

                (j) Severability. The provisions of this Option Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Option Agreement. If any provision of this Option Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Option Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

                (k) Interpretation. The headings in this Option Agreement are for convenience of reference only, do not constitute part of this Option Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Option Agreement. Where a reference in this Option Agreement is made to a Section, that reference shall be to a section of this Option Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Option Agreement, they shall be deemed to be followed by the words "without limitation."

                (l) Specific Performance. The parties to this Option Agreement agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions of this Option Agreement in any court of the United States or any state court in each case in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.
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           IN WITNESS WHEREOF, the Company and the Grantee have caused this
Option Agreement to be signed by their respective officers thereupon duly authorized, all as of the day and year first written above.


                          PARAGON TRADE BRANDS, INC.


                          By: /s/ Alan J. Cyron
                              -----------------
                              Name:  Alan J. Cyron
                              Title: Chief Financial Officer


                          PTB ACQUISITION COMPANY, LLC


                          By: /s/ Carl M. Stanton
                              -------------------
                              Name: Carl M. Stanton
                              Title: Vice President